UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 29, 2019

LAS VEGAS SANDS CORP.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

001-32373	27-0099920
(Commission File Number)	(IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

(702) 414-1000

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	LVS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

3.200% Senior Notes due 2024, 3.500% Senior Notes due 2026 and 3.900% Senior Notes due 2029

On July 31, 2019, Las Vegas Sands Corp. (the “Company”) completed its previously announced underwritten public offering of three series of senior unsecured notes (the “Offering”) in an aggregate principal amount of $3.5 billion, consisting of $1.75 billion in aggregate principal amount of the Company’s 3.200% Senior Notes due 2024 (the “2024 Notes”), $1.00 billion in aggregate principal amount of the Company’s 3.500% Senior Notes due 2026 (the “2026 Notes”) and $750 million in aggregate principal amount of the Company’s 3.900% Senior Notes due 2029 (the “2029 Notes” and, together with the 2024 Notes and 2026 Notes, the “Notes”). The Notes were offered and sold pursuant to a prospectus, dated November 3, 2017, forming a part of the Company’s shelf registration statement on Form S-3 (Registration No. 333-221334), and a prospectus supplement, dated July 29, 2019. The Company used a portion of the net proceeds from the offering to repay in full its outstanding 2013 Extended U.S. Term B Facility and intends to use the remaining net proceeds for general corporate purposes.

The Notes are unsecured, senior obligations of the Company. Each series of Notes will rank equally with the Company’s other unsecured and unsubordinated obligations. None of the Company’s subsidiaries will guarantee the Notes.

The Indenture

The Notes were issued under an indenture, dated as of July 31, 2019 (the “Base Indenture”), between the Company and U.S. Bank National Association (the “Trustee”), as supplemented by a first supplemental indenture, dated as of July 31, 2019 (the “First Supplemental Indenture”), between the Company and the Trustee, establishing the terms of the 2024 Notes; a second supplemental indenture, dated as of July 31, 2019 (the “Second Supplemental Indenture”), between the Company and the Trustee, establishing the terms of the 2026 Notes; and a third supplemental indenture, dated as of July 31, 2019 (the “Third Supplemental Indenture”), between the Company and the Trustee, establishing the terms of the 2029 Notes (the Base Indenture, as so supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”).

The 2024 Notes will accrue interest at the rate of 3.200% per year and will mature on August 8, 2024. The 2026 Notes will accrue interest at the rate of 3.500% per year and will mature on August 18, 2026. The 2029 Notes will accrue interest at the rate of 3.900% per year and will mature on August 8, 2029. Interest on the Notes will be payable semi-annually in arrears, with respect to the 2024 Notes and 2029 Notes, on February 8 and August 8, commencing on February 8, 2020, and, with respect to the 2026 Notes, on February 18 and August 18, commencing on February 18, 2020.

The Company may redeem the 2024 Notes, in whole or in part, prior to July 8, 2024, the 2026 Notes, in whole or in part, prior to June 18, 2026, and the 2029 Notes, in whole or in part, prior to May 8, 2029, in each case at a price equal to 100% of the aggregate principal amount thereof plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, the 2024 Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after July 8, 2024, the 2026 Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after June 18, 2026 and the 2029 Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after May 8, 2029, in each case at 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Notes are subject to redemption requirements imposed by gaming laws and regulations of the State of Nevada and other gaming authorities. Upon the occurrence of certain change of control triggering events, the Company will be required to offer to repurchase the Notes at 101% of the principal amount, plus accrued and unpaid interest to but not including the repurchase date.

The Indenture contains covenants, subject to customary exceptions and qualifications, that limit the ability of the Company and its subsidiaries to, among other things:

•	incur liens;

•	enter into sale and leaseback transactions; and

•	consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets on a consolidated basis.

The Indenture also provides for customary events of default.

The foregoing summary of the Indenture is not complete and is qualified in its entirety by reference to the full and complete text of the Base Indenture, First Supplemental Indenture, Second Supplemental Indenture and Third Supplemental Indenture, a copy of each of which is attached as Exhibits 4.1, 4.2, 4.4 and 4.6, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes and the Indenture is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 8.01.	Other Events.

In connection with the Offering, the Company entered into an underwriting agreement, dated July 29, 2019 (the “Underwriting Agreement”), among the Company, Barclays Capital Inc., BofA Securities, Inc. and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), providing for the issuance and sale by the Company to the Underwriters of the Notes. The Underwriting Agreement includes customary representations, warranties, covenants and closing conditions. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses. In addition, certain of the Underwriters and their respective affiliates are lenders, and in some cases agents for the lenders, under the Company’s credit facilities.

The foregoing summary of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full and complete text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 29, 2019, between Las Vegas Sands Corp. and Barclays Capital Inc., BofA Securities, Inc. and Goldman Sachs & Co. LLC.

4.1	Indenture, dated as of July 31, 2019, between Las Vegas Sands Corp. and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated as of July 31, 2019, between Las Vegas Sands Corp. and U.S. Bank National Association, as trustee, relating to the 3.200% Notes due 2024.

4.3	Form of Las Vegas Sands Corp.’s 3.200% Notes due 2024 (included in Exhibit 4.2 hereto).

4.4	Second Supplemental Indenture, dated as of July 31, 2019, between Las Vegas Sands Corp. and U.S. Bank National Association, as trustee, relating to the 3.500% Notes due 2026.

4.5	Form of Las Vegas Sands Corp.’s 3.500% Notes due 2026 (included in Exhibit 4.4 hereto).

4.6	Third Supplemental Indenture, dated as of July 31, 2019, between Las Vegas Sands Corp. and U.S. Bank National Association, as trustee, relating to the 3.900% Notes due 2029.

4.7	Form of Las Vegas Sands Corp.’s 3.900% Notes due 2029 (included in Exhibit 4.6 hereto).

5.1	Opinion of Lawrence A. Jacobs.

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Lawrence A. Jacobs (included in Exhibit 5.1).

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2019

LAS VEGAS SANDS CORP.

By:	/s/ Patrick Dumont
Name:	Patrick Dumont
Title:	Executive Vice President and Chief Financial Officer